UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously announced, Edward C. Bernard, Vice Chairman, will retire from T. Rowe Price Group, Inc. (the “Company”) on December 31, 2018. Mr. Bernard will remain a member of the Board of Directors of the Company until the Annual Meeting on April 25, 2019, at which he will not stand for reelection. On December 20, 2018, we entered into a consulting agreement with Mr. Bernard pursuant to which he will provide strategic and other consulting services to us and continue to serve as a board member of UTI Asset Management Company Limited, for a period of one year. The consulting agreement is effective as of January 1, 2019, and thereafter is automatically renewed on January 1 of each year. It can be terminated by either party for any reason at the end of any year or upon at least 30 days prior written notice. The agreement provides for payments to Mr. Bernard of $350,000 per year, plus reimbursement for reasonable out-of-pocket expenses. In addition, while traveling for the Company we will provide insurance and emergency travel assistance coverage to Mr. Bernard.

The foregoing description is qualified in its entirety by reference to the consulting agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Consulting Agreement dated December 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ David Oestreicher
David Oestreicher
Vice President, Chief Legal Counsel and Corporate Secretary
Date: December 21, 2018